Exhibit 10.6.8

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Master Repurchase Agreement, dated as of July 16, 2018 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and HOME POINT FINANCIAL CORPORATION (the “Seller”).

RECITALS

The Buyer and the Seller are parties to (a) that certain Master Repurchase Agreement, dated as of October 28, 2015 (as amended by Amendment No. 1, dated as of May 4, 2016, Amendment No. 2, dated as of September 15, 2016, Amendment No. 3, dated as of September 28, 2016, Amendment No. 4, dated as of January 5, 2017, Amendment No. 5, dated as of October 6, 2017, Amendment No. 6, dated as of November 9, 2017 and Amendment No. 7, dated as of May 7, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of October 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions of “Buydown Application Request”, “Buydown Availability”, “Buydown Determination Date”, “Buydown Determination Period” and “Buydown Utilization Threshold” in their proper alphabetical order.

“Buydown Application Request” shall have the meaning set forth in Section 9(f) hereof.

“Buydown Availability” shall mean that portion of the Buydown Amount in excess of the Minimum Balance Requirement.

“Buydown Determination Date” shall mean the first day of each calendar month; provided that if such day is not a Business Day, the preceding Business Day.

“Buydown Determination Period” shall mean the thirty (30) calendar days prior to any Buydown Determination Date.

“Buydown Utilization Threshold” shall mean, for the applicable Buydown Determination Period, (a) through and including April 13, 2018, [***] and (b) on and after April 14, 2018, the average aggregate outstanding Purchase Price of all Purchased

Assets subject to Transactions hereunder exceeds [***] of the Maximum Aggregate Purchase Price.

SECTION 2. Payment, Transfer; Accounts. Section 9 of the Existing Repurchase Agreement is hereby amended by deleting subsection (f) in its entirety and replacing it with the following:

(f)            Buydown Amount. The Buydown Amount shall be held as unsegregated cash margin and collateral for all Obligations under this Agreement.

(i)           Provided that no Default or Event of Default exists, upon one (1) Business Day’s prior notice (received on or before 5:00 p.m. Eastern time), no more than once per calendar week and to the extent the Buydown Utilization Threshold is met, the Seller may submit a written request in the form of Exhibit H hereto (a “Buydown Application Request”) requesting Buyer apply the Buydown Availability to new Transactions pursuant to the terms identified therein; provided that in no event shall the Buyer apply the Buydown Availability to the extent it would cause the Purchase Price Percentage for such Purchased Assets to be less than [***] To the extent that the Buydown Utilization Threshold is not met on any Buydown Determination Date, all Transactions entered into on the following Business Day and thereafter (until such time that the Buydown Utilization Threshold is met and Seller delivers a Buydown Application Request) shall be at the applicable Asset Value as set forth in the Pricing Letter without consideration of any prior Buydown Application Request.

(ii)          During the requested period of time that the application of the Buydown Availability is effective (as identified in the Buydown Application Request), the Buyer shall apply the Buydown Availability from the Operating Account and shall allocate such amount to the outstanding Purchase Price of the Purchased Assets that become subject to Transactions during such time to match the applicable Buydown Application Request. To the extent there are insufficient funds in the Operating Account, Seller shall wire such funds at least one (1) Business Day prior to the effective date of any Buydown Application Request.

(iii)         Provided that no Default or Event of Default exists, upon two (2) Business Days’ prior notice, no more than [***] per calendar week and to the extent the Buyer previously applied the Buydown Availability pursuant to the terms hereof, the Seller may submit a Buydown Application Request, requesting that Buyer no longer apply such amounts to the outstanding Purchase Price of all Purchased Assets. Upon the effective date thereof as set forth in the Buydown Availability Request, all Transactions shall revert to the applicable Asset Value as set forth in the Pricing Letter and Buyer shall return such previously applied amounts to the Operating Account.

(iv)         A Buydown Application Request shall be effective only upon Buyer’s written acceptance thereof which may be by email.

(v)          Any application of the Buydown Availability or return of the Buydown Availability to the Operating Account shall be subject to the terms of the Program Documents, including, without limitation, Schedule 1 of the Pricing Letter.

(vi)          Without limiting the generality of the foregoing, in the event that a breach of a Concentration Limit, a Margin Call or other Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount (which for the avoidance of doubt, shall include amounts of Buydown Availability applied to the outstanding Purchase Price of Purchased Assets pursuant to the terms hereof) and to withdraw such amounts from the Operating Account or re-apply amounts previously applied to the outstanding Purchase Price in Buyer’s sole discretion to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, Seller.

(vii)          Regardless of whether a Margin Call or other Default exists, Buyer also may withdraw interest paid to the Operating Account in its discretion from time to time, and without prior notice to or consent from the Seller, as a full or partial off-set to Seller’s obligation hereunder to pay the Price Differential.

(viii)         Within two (2) Business Days’ receipt of written request from Seller, and provided no Margin Call or other Default exists, Buyer shall withdraw any portion of such Buydown Amount from the Operating Account and remit such amount back to Seller; provided that in the event any request to withdraw funds would result in amounts in the Operating Account to be less than the Minimum Balance Requirement, Seller shall provide Buyer with thirty (30) days prior written notice of such request.

SECTION 3. Responsible Officers. Schedule 2 to the Existing Repurchase Agreement is hereby amended be deleting “Seller Authorizations” in its entirety and replacing it with Annex A attached hereto.

SECTION 4. Exhibits. The Existing Repurchase Agreement is hereby amended by adding Exhibit H attached hereto as Annex B in its proper alphabetical order.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1          Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)          this Amendment, executed and delivered by the Buyer and Seller;

(b)          Amendment No. 20 to Pricing Letter, executed and delivered by the Buyer and Seller; and

(c)          such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 7. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC

TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ GARY TIMMERMAN
Name: GARY TIMMERMAN
Title: MANAGING DIRECTOR

By:	/s/ Chi Ma
Name: Chi Ma
Title: Director

Signature Page to Amendment No. 8 to Master Repurchase Agreement

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Richard Bradfield
Name: Richard Bradfield
Title: Executive Managing Director - CFO

Signature Page to Amendment No. 8 to Master Repurchase Agreement

ANNEX A TO THE AMENDMENT

SCHEDULE 2

RESPONSIBLE OFFICERS

SELLER AUTHORIZATIONS1

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

[See Attached]

1 Effective as of July 16, 2018.

Schedule 2

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Title	Authorized Signature

President and Chief
William A. Newman	Executive Officer	[***]

Richard Bradfield	Chief Financial Officer

Maria Fregosi	Chief Capital Markets Officer

Sheryl Johnson	Chief Legal Officer	[***]

Controller/ Chief Accounting
William Fischer	Officer

Courtney Tereszcuk	Treasurer

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Title	Authorized Signature

President and Chief
William A. Newman	Executive Officer

Richard Bradfield	Chief Financial Officer	[***]

Maria Fregosi	Chief Capital Markets Officer

Sheryl Johnson	Chief Legal Officer

Controller/ Chief Accounting
William Fischer	Officer

Courtney Tereszcuk	Treasurer	[***]

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Title	Authorized Signature

President and Chief
William A. Newman	Executive Officer

Richard Bradfield	Chief Financial Officer

Maria Fregosi	Chief Capital Markets Officer	[***]

Sheryl Johnson	Chief Legal Officer

Controller/ Chief Accounting
William Fischer	Officer

Courtney Tereszcuk	Treasurer

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Title	Authorized Signature

President and Chief
William A. Newman	Executive Officer

Richard Bradfield	Chief Financial Officer

Maria Fregosi	Chief Capital Markets Officer

Sheryl Johnson	Chief Legal Officer

Controller/ Chief Accounting
William Fischer	Officer	[***]

Courtney Tereszcuk	Treasurer

ANNEX B TO THE AMENDMENT

EXHIBIT H

FORM OF BUYDOWN APPLICATION REQUEST

UBS AG

1285 Avenue of the Americas

New York, NY 10019

Attention: UBS Warehouse Lending Operations

Email: OL-mosg-funding@ubs.com

With a copy to:

UBS Warehouse Finance Group

Email: OL-SGMF-business@ubs.com

Re:	The Master Repurchase Agreement, dated as of October 28, 2015 (the “Repurchase Agreement”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Buyer”) and Home Point Financial Corporation (“Seller”)

Ladies and Gentlemen:

In accordance with Section 9(f) of the Repurchase Agreement, Seller hereby requests [that the Buydown Availability be applied to the outstanding Purchase Price] [previously applied amounts of the Buydown Availability be returned to the Operating Account] as further set forth below:

[Terms to Application of Buydown Availability:]

Temporary Purchase Price Percentage: _________%. (no decimal points)

Effective Date: [          ]

Expiration Date: [          ]

Amount of Fund to be wired to Operating Account (if any):          $[      ]

Unless otherwise terminated pursuant to the Repurchase Agreement, this Buydown Application Request shall terminate on the Expiration Date indicated above.]

[Return of Previously Applied Buydown Availability:]

Return to Contractual Purchase Price Percentage: _________. (check)

Effective Date: [          ]

Exh. H-1

All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

As of the date hereof, this Buydown Availability Request shall supersede all previous Buydown Availability Requests entered into between Buyer and Seller in all respects including, without limitation, with respect to Purchased Mortgage Loans that are subject to Transactions that are outstanding as of the date hereof.

Home Point Financial Corporation, as Seller

By:
Name:
Title:

Request Date: _______________

Exh. H-2